Exhibit 99.1
Spherix CEO, Anthony Hayes Appears on Bloomberg’s
“Taking Stock With Pimm Fox”

TYSONS CORNER, Va., Jan. 7, 2014 /PRNewswire/ -- Spherix Incorporated (SPEX) -- an intellectual property development company committed to the fostering and monetization of intellectual property, announced that its CEO, Anthony Hayes appeared on Bloomberg’s television and radio program “Taking Stock With Pimm Fox.” Monday after the stock market closed.

Mr. Hayes discussed the company’s recent transaction with Rockstar in which Spherix acquired over 100 patent and patent applications as well as information that was previously filed in the company’s investor presentation.  Links to all these events can be found below:

http://www.sec.gov/Archives/edgar/data/12239/000141588914000002/spex8k_dec312013.htm

http://www.sec.gov/Archives/edgar/data/12239/000141588913001942/ex99-1.htm

http://www.bloomberg.com/video/taking-stock/

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company.  Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

About Rockstar

Rockstar is a patent licensing business that owns and manages a portfolio of more than 4,000 patents and applications developed by technology pioneer Nortel Networks. This portfolio consists of patents covering a wide range of consumer and enterprise communications technologies currently in use or in development in markets worldwide.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Investor Relations
Phone: (703) 992-9325
Email: info@spherix.com
Or:
RedChip Companies Inc.
1-800-REDCHIP (733-2447)